UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2007

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Mount Airy Road Basking Ridge, New Jersey	07920
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to the closing of the Merger (as defined below) and related transactions described in this current report or to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results.

Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are more fully disclosed in the reports and other filings that we make with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q under the section headed “Risk Factors.” All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

As provided in General Instruction B.2 of Form 8-K, the information contained in this current report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. Furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

In connection with anticipated meetings with potential lenders to discuss financing for the proposed merger (the “Merger”) of an affiliate of Silver Lake Partners and TPG Capital (the “Sponsors”) with and into Avaya Inc., the Company furnishes the following information (unless the context indicates otherwise, the terms “we,” “us,” “our,” the “Company,” “Avaya” and similar terms refer to Avaya Inc. and its consolidated subsidiaries):

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

We derived the unaudited pro forma condensed consolidated financial data set forth below by the application of pro forma adjustments to our historical consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet gives effect to the Merger, the debt and equity financings necessary to complete the Merger and the payment of related fees and expenses (collectively, the “Transactions”) as if they had occurred on June 30, 2007. The unaudited pro forma condensed consolidated statements of income for the fiscal year ended September 30, 2006, the nine months ended June 30, 2007 and the twelve months ended June 30, 2007 give effect to the Transactions as if they had occurred on October 1, 2005. The unaudited pro forma condensed consolidated financial information for the twelve months ended June 30, 2007 has been included in order to provide readers with pro forma information for the latest practicable twelve-month period. The unaudited pro forma adjustments are based upon information and assumptions available at the time of the preparation of this current report on Form 8-K that we believe are reasonable under the circumstances. These unaudited pro forma adjustments are based on preliminary estimates of, among other items, the amount of debt to be incurred in connection with the closing of the Merger and the related interest rates, and transaction and management fees to be incurred. Actual amounts may differ from these estimates, and such differences may be material. We cannot assure you that the assumptions used in the preparation of the unaudited pro forma condensed consolidated financial data will prove to be correct. The unaudited pro forma condensed consolidated financial data is for illustrative purposes only and does not purport to represent what our results of operations, balance sheet data or other financial information would have been if the Transactions had occurred as of the dates indicated, or what such results will be for any future periods.

The Transactions will be accounted for using the purchase method in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”). The total purchase price of the Merger, including directly-related fees and expenses, has been allocated to our assets and liabilities based upon management’s preliminary estimates of fair value in the accompanying unaudited pro forma condensed consolidated financial statements. The final purchase price allocation will be based on a formal valuation analysis as of the closing date of the Merger performed by management with the assistance of a third party appraisal company. The final purchase price allocation may include adjustments to the preliminary estimated fair values of acquired assets and liabilities presented in the unaudited pro forma condensed consolidated financial data set forth below. Any such adjustments may be material. These estimates are subject to change and any such change may be material.

The unaudited pro forma adjustments do not reflect certain non-recurring items such as accelerated stock compensation, certain investment banking fees, and non-recurring income statement impacts as a result of preliminary purchase price allocations, including adjustments to inventory and deferred revenue. You should read the unaudited pro forma condensed consolidated financial data and the accompanying notes in conjunction with our unaudited consolidated financial statements and related notes included in our quarterly report on Form 10-Q for the quarter ended June 30, 2007 and our consolidated financial statements and related notes included in our annual report on Form 10-K for the year ended September 30, 2007 and the other financial information contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of both the Form 10-Q and Form 10-K.

Avaya

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2007

	Actual	Pro Forma Adjustments	Notes	Pro Forma
	(Dollars in millions)
Assets
Current assets:
Cash and cash equivalents	$1,057	$(924)	(a)	$133
Accounts receivable, net	869			869
Inventory	304	130	(b)	434
Deferred income taxes, net	177			177
Other current assets	212	(41)	(d),(e)	171

Total current assets	2,619			1,784

Property, plant and equipment, net	626	(65)	(c)	561
Deferred income taxes, net	700	117	(i)	817
Intangible assets	275	3,620	(d)	3,895
Goodwill	1,121	3,890	(a),(g)	5,011
Other assets	222	(9)	(a),(d),(e)	213

Total assets	$5,563	$6,718		$12,281

Liabilities and stockholders equity
Current Liabilities:
Accounts payable	$395			$395
Payroll and benefit obligations	400			400
Deferred revenue	327	(31)	(e)	296
Business restructuring reserve	70			70
Other current liabilities	228			228

Total current liabilities	1,420			1,389

Benefit obligations	1,372	293	(f)	1,665
Deferred income taxes, net	79	1,450	(i)	1,529
Senior unsecured notes	—	700	(a)	700
Senior PIK toggle unsecured notes	—	1,000	(a)	1,000
Senior secured term loan facility	—	3,800	(a)	3,800
Other liabilities	266	(17)	(e)	249

Total non-current liabilities	1,717			8,943

Total stockholders equity	2,426	(477)	(h)	1,949

Total liabilities and stockholders equity	$5,563	$6,718		$12,281

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(Dollar Amounts in Millions)

The Transactions will be accounted for using purchase accounting. The June 30, 2007 unaudited pro forma condensed consolidated balance sheet information presented is based on preliminary estimates of the fair values of assets to be acquired and liabilities to be assumed, available information and assumptions and will be revised as additional information becomes available. The adjustments to the balance sheet assume the Transactions occurred on June 30, 2007. The actual adjustments to our consolidated financial statements upon closing of the Transactions will depend on a number of factors, including additional information becoming available and our net assets on the closing date. Therefore, the actual adjustments will differ from the pro forma adjustments, and differences, if any, may be material.

(a)	Reflects the estimated sources and uses of cash for the Transactions as follows:

Senior unsecured notes (1)	$700
Senior PIK toggle unsecured notes (2)	1,000
Senior secured term loan facility (3)	3,800

Total debt	5,500
Equity contributions (4)	2,140

Cash sources for the acquisition	7,640
Purchase price (5)	(8,278)
Estimated fees and expenses (6)	(286)

Net pro forma adjustment to cash	$(924)

(1)	$700 million principal amount of senior unsecured notes due 2015.

(2)	$1,000 million principal amount of senior PIK Toggle unsecured notes due 2015.

(3)	$3,800 million senior secured term loan facility due 2014, requiring quarterly principal payments of $9.5 million.

(4)	Cash equity investment of $2,140 million.

(5)	The holders of outstanding shares of common stock will receive $17.50 in cash per common share in connection with the Merger. The purchase price assumes 456,122,537 shares outstanding as of June 30, 2007 excluding restricted shares, plus net value of outstanding options of $110 million, which is calculated based on 38,923,517 options outstanding, and 7,130,411 restricted stock units and deferred shares in respect of our common stock.

(6)	This amount reflects our preliminary estimate of fees and expenses associated with the Transactions, including financial advisory costs, professional fees and other transaction costs as follows:

Purchase price transaction costs	$76
Other transaction costs	50
Debt issuance costs	160

Estimated fees and expenses	$286

(b)	The inventory balance has been adjusted to reflect the estimated fair value of inventory on hand as of June 30, 2007. Fair value is calculated as selling price less costs to sell and a normal profit margin.

(c)	Property, plant and equipment have been adjusted to reflect the estimated fair values of the assets.

(d)	This adjustment represents the preliminary allocation of the purchase price to intangible assets, and the elimination of previously-recorded intangible asset carrying values.

	Weighted Average Life ( Years)	Estimated Fair Value
Intangible assets:
Existing technology	5	$1,137
Customer contracts and relationships	10	2,087
Patents	15	59
License agreements	4	30
Tradenames	Indefinite	582

		3,895
Previously-recorded intangible assets (1)		(275)

Net pro forma adjustment to intangible assets		$3,620

Other current assets:
Prepaid business partner commissions (2)		$(30)

Other assets:
Capitalized software development costs (3)		$(128)
Prepaid business partner commissions (2)		(36)

Net pro forma adjustment		$(164)

(1)	To eliminate the net book value of previously-recorded intangible assets, including intangible assets acquired in past acquisitions and intangible assets related to minimum pension liabilities.

(2)	To eliminate the balance of prepaid business partner commissions associated with the value assigned to customer relationship intangible assets.

(3)	To eliminate the balance of capitalized software development costs associated with value assigned to existing technology intangible assets.

(e)	The June 30, 2007 deferred revenue balance includes approximately $48 million related to revenue that was deferred under U.S. GAAP but for which no future contractual performance obligations exist. As such, in accordance with purchase accounting, this adjustment eliminates the deferred revenue and associated deferred costs.

Deferred Costs—Current assets	$11
Deferred Costs—Other assets	5

Pro forma adjustment—Deferred costs	$16

Deferred Revenue—Current liabilities	$31
Deferred Revenue—Non-current liabilities	17

Pro forma adjustment—Deferred revenue	$48

(f)	To remeasure and adjust previously-recorded pension and post-employment benefit obligations to fair value. This adjustment relates primarily to unrecognized prior service costs and actuarial gains and losses, and updating assumptions regarding discount rates and actual returns on plan assets.

(g)	The following table summarizes the adjustments made related to the preliminary allocation of the purchase price and resulting goodwill with respect to the Transactions:

Purchase price		$8,278
Transaction fees and expenses directly related to the acquisition		76

Total purchase price		8,354
Net assets acquired before fair value adjustments		(2,426)

Subtotal		5,928

Allocation of purchase price to acquired assets and liabilities apart from goodwill:

Fair value adjustments to existing asset and liabilities (1)	$665
Existing technology	(1,137)
Customer contracts and relationships	(2,087)
Patents and license agreements	(89)
Tradenames	(582)
In-process research and development	(141)

Subtotal	(3,371)
Net deferred income tax adjustment (i)	$1,333

		(2,038)

Net pro forma adjustment to goodwill:		$3,890

(1) Impact of net asset and liability fair value adjustments on goodwill

Inventory	$(130)
Property, plant and equipment	65
Previously-recorded intangible asset balances	275
Capitalized software development costs	128
Prepaid business partner commissions	66
Deferred costs	16
Deferred revenue	(48)
Pension and post employment benefit obligations	293

Net adjustment	$665

(h)	Adjustment to stockholders’ equity consists of the following:

Sponsor cash equity contribution	$2,140
Less: historical equity as of June 30, 2007	(2,426)
In-process research and development Costs (1)	(141)
Transaction costs (2)	(50)

Net pro forma adjustment to stockholders' equity	$(477)

(1)	$141 million of the purchase price has been allocated to in-process research and development. Such allocated amounts will be expensed immediately upon consummation of the Transactions and thus is included in Stockholders' Equity as of June 30, 2007.

(2)	Represents estimated Merger-related costs incurred by Avaya prior to or upon the consummation of the Transactions.

(i)	Adjustments for deferred taxes have been reflected in the pro forma balance sheet based upon differences between the book bases and tax bases of the assets and liabilities as a result of the application of purchase accounting. Deferred taxes have been calculated based on statutory tax rates in effect as of June 30, 2007 for the subsidiaries for which such book / tax differences are expected to arise.

This preliminary purchase price allocation is based on initial estimates of fair value of assets and liabilities as of June 30, 2007. The final purchase price allocation is dependent on, among other things, the finalization of asset and liability valuations. As of the date of this current report on Form 8-K, we have not completed the valuation analysis to estimate the fair values of the assets to be acquired and liabilities to be assumed and the related allocation of purchase price. We have allocated the total estimated purchase price to the assets acquired and liabilities assumed based on preliminary estimates of fair values. A final determination of intangible asset values will take into consideration the final valuation work performed by the Company with the assistance of a third-party appraisal company. The final valuation will be based on the actual asset and liability balances that exist as of the closing date of the Transactions. Any final adjustment will change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities, including goodwill, and such change may be material and could result in a change to the unaudited pro forma condensed consolidated balance sheet, including a change in the preliminary estimate of goodwill.

Avaya

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the year ended September 30, 2006

	Actual	Pro Forma Adjustments	Note	Pro Forma
	(Dollars in millions)
Revenue	$5,148	$—		$5,148
Cost of sales	2,758	185	(a),(b),(c)	2,943

Gross margin	2,390	(185)		2,205
Operating expenses
Selling, general and administrative	1,595	80	(a),(b),(c),(d)	1,675
Research and development	428	(16)	(a),(c)	412
Restructuring charges	104	—		104
Merger-related costs	—	—		—

Total operating expenses	2,127	64		2,191

Operating income (loss)	263	(249)		14
Other income (expense), net	24	(28)	(e)	(4)
Interest expense	3	484	(f)	487

Income (loss) before income taxes	284	(761)		(477)
Provision for (benefit from) income taxes	83	(298)	(g)	(215)

Net income (loss)	$201	$(463)		$(262)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Income

Avaya

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the nine months ended June 30, 2007

	Actual	Pro Forma Adjustments	Note	Pro Forma
	(Dollars in millions)
Revenue	$3,850	$—		$3,850
Cost of sales	2,056	129	(a),(b),(c)	2,185

Gross margin	1,794	(129)		1,665
Operating expenses
Selling, general and administrative	1,184	59	(a),(b),(c),(d)	1,243
Research and development	332	(11)	(a),(c)	321
Restructuring charges	29	—		29
Merger-related costs	8	—		8

Total operating expenses	1,553	48		1,601

Operating income (loss)	241	(177)		64
Other income (expense), net	23	(29)	(e)	(6)
Interest expense	1	362	(f)	363

Income (loss) before income taxes	263	(568)		(305)
Provision for (benefit from) income taxes	80	(196)	(g)	(116)

Net income (loss)	$183	$(372)		$(189)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Income

Avaya

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the twelve months ended June 30, 2007

	Actual	Pro Forma Adjustments	Note	Pro Forma
	Dollars in millions
Revenue	$5,214	$—		$5,214
Cost of sales	2,785	176	(a),(b),(c)	2,961

Gross margin	2,429	(176)		2,253
Operating expenses
Selling, general and administrative	1,572	79	(a),(b),(c),(d)	1,651
Research and development	442	(16)	(a),(c)	426
Restructuring charges	91	—		91
Merger-related costs	8	—		8

Total operating expenses	2,113	63		2,176

Operating income (loss)	316	(239)		77
Other income (expense), net	31	(39)	(e)	(8)
Interest expense	1	481	(f)	482

Income (loss) before income taxes	346	(759)		(413)
Provision for (benefit from) income taxes	115	(285)	(g)	(170)

Net income (loss)	$231	$(474)		$(243)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Income

Notes to Unaudited Pro Forma Condensed

Consolidated Statements of Income

(Dollar Amounts in Millions)

The foregoing unaudited pro forma condensed consolidated statements of income for the year ended September 30, 2006, nine months ended June 30, 2007 and twelve months ended June 30, 2007 have been prepared by applying pro forma adjustments to the previously-recorded audited and unaudited consolidated financial statements of the Company. These unaudited pro forma condensed consolidated statements of income give effect to the Transactions as if they had occurred as of October 1, 2005. Assumptions underlying the pro forma adjustments are based upon available information, certain other assumptions and a preliminary purchase price allocation. The information does not purport to represent what our results of operations would have been had the Transactions actually occurred on the date indicated and does not purport to project our results of operations for future periods. The final purchase price allocation will result in changes to the unaudited pro forma condensed consolidated statements of income and differences, if any, may be material.

The unaudited pro forma condensed results of operations for the twelve months ended June 30, 2007 are presented for supplemental purposes only and may not be permitted under Article 11 of Regulation S-X.

Summary of Adjustments to Cost of Sales and Operating Expenses (related to footnotes (a) through (d)):

	Year Ended September 30, 2006	Nine Months Ended June 30, 2007	Twelve Months Ended June 30, 2007
Cost of sales:
Change in depreciation (a)	$(3)	$(2)	$(3)
Net adjustment to amortization (b)	234	167	224
Decrease to post-employment benefits expense (c)	(46)	(36)	(45)

Net pro forma adjustment	$185	$129	$176

Selling, general and administrative:
Change in depreciation (a)	$(2)	$(2)	$(2)
Net adjustment to amortization (b)	106	80	105
Decrease to post-employment benefits expense (c)	(31)	(24)	(31)
Management fees (d)	7	5	7

Net pro forma adjustment	$80	$59	$79

Research and development:
Change in depreciation (a)	$(1)	$—	$(1)
Decrease to post-employment benefits expense (c)	(15)	(11)	(15)

Net pro forma adjustment	$(16)	$(11)	$(16)

(a)	Represents a change in depreciation expense based upon the preliminary estimates of fair value and useful lives allocated to plant and equipment.

	Year Ended September 30, 2006	Nine Months Ended June 30, 2007	Twelve Months Ended June 30, 2007
Cost of sales	$(3)	$(2)	$(3)
Selling, general and administrative	(2)	(2)	(2)
Research and development	(1)	—	(1)

	$(6)	$(4)	$(6)

(b)	Represents an increase in amortization expense based upon the preliminary estimates of fair values and useful lives assigned to existing technology, customer relationships, patents and license agreements identified in purchase accounting. Tradenames of $582 million are not amortized as they have indefinite lives.

Weighted Average Life (Years)
Existing technology	5
Customer relationships	10
Patents	15
License agreements	4

	Year Ended September 30, 2006	Nine Months Ended June 30, 2007	Twelve Months Ended June 30, 2007
Pro forma expense:
Cost of sales	$276	$208	$276
Selling, general and administrative	171	129	171

Total pro forma amortization expense	$447	$337	$447

Previously-recorded expense:
Cost of sales (1)	$(42)	$(41)	$(52)
Selling, general and administrative (2)	(65)	(49)	(66)

Total previously-recorded expense	$(107)	$(90)	$(118)

Net pro forma amortization adjustment:
Cost of sales	$234	$167	$224

Selling, general and administrative	$106	$80	$105

(1)	Represents previously-recorded amortization of capitalized software development costs.

(2)	Represents previously-recorded amortization of existing technology, customer relationships and other intangible assets.

(c)	Reflects the estimated decrease to pension and post employment benefit obligations expense resulting from the elimination of previously-recorded amortization of unrecognized actuarial losses and prior service costs

	Year Ended September 30, 2006	Nine Months Ended June 30, 2007	Twelve Months Ended June 30, 2007
Cost of sales	$(46)	$(36)	$(45)
Selling, general and administrative	(31)	(24)	(31)
Research and development	(15)	(11)	(15)

	$(92)	$(71)	$(91)

(d)	Reflects the estimated contractual management fees to be paid to the affiliates of the Sponsors.

(e)	Represents reduction of interest income to reflect the result of using $924 million of Avaya’s cash as a source of funds for the Transactions.

(f)	Reflects pro forma interest expense resulting from our expected new debt:

	Principal	Year Ended September 30, 2006	Nine Months Ended June 30, 2007	Twelve Months Ended June 30, 2007
Senior cash pay unsecured notes (1)	$700	$68	$51	$68
Senior PIK toggle unsecured notes (1)	1,000	101	76	101
Senior secured term loan facility (1)	3,800	292	217	289
Bank commitment fee (2)		1	1	1

Total cash interest expense		$462	$345	$459
Amortization of capitalized debt issuance costs (3)		$22	$17	$22

Total pro forma interest expense		$484	$362	$481

(1)	Reflects pro forma interest expense assuming the borrowings under the senior secured term loan facility and the issuance of the senior cash pay unsecured notes and the senior PIK toggle unsecured notes to be offered in connection with the financing of the Merger on October 1, 2005, based on estimated caps on interest expense.

(2)	Represents annual bank commitment fee payment equal to 0.25% on the assumed undrawn balance of the senior secured multi-currency revolving credit facility.

(3)	Represents debt issuance costs associated with the new debt amortized over eight years for the senior unsecured notes and senior PIK toggle unsecured notes, and over seven years for the senior secured term facility.

Interest Rate Sensitivity:

A 0.125% change in interest rates on the variable rate debt issuances would impact cash interest expense as follows:

	Twelve Month Period	Nine Month Period
Senior secured term loan facility	$5	$4

The senior cash pay unsecured notes and senior PIK toggle unsecured notes have fixed interest rates and therefore are not subject to interest rate sensitivity.

(g)	Represents the estimated income statement impact of applying the deferred income tax adjustments described above.

Pro Forma EBITDA and Adjusted EBITDA for the Twelve Months Ended June 30, 2007

We define EBITDA as net income before interest expense, interest income, income tax expense, depreciation and amortization. We define Adjusted EBITDA as EBITDA with the further adjustments identified below.

We have included EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of our operating performance and ability to service and incur debt. EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP. EBITDA and Adjusted EBITDA have important limitations as an analytical tool, and you should not consider them in isolation, or as substitutes for analyses of our results as reported under GAAP. For example, neither EBITDA nor Adjusted EBITDA reflect (a) our cash expenditures or future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and (d) tax payments or distributions to our parent to make payments with respect to taxes attributable to us that represent a reduction in cash available to us. Because of these limitations, we have primarily relied on our results as reported in accordance with GAAP and use EBITDA and Adjusted EBITDA only supplementally. In addition, because other companies may calculate EBITDA and Adjusted EBITDA differently than we do, EBITDA may not be, and Adjusted EBITDA as presented below is not, comparable to similarly titled measures reported by other companies.

A reconciliation of net loss to EBITDA and to Adjusted EBITDA is included below:

Pro forma twelve months ended June 30, 2007

(Unaudited)
Net Loss	$(243)
Interest expense	482
Interest income	(8)
Income tax (benefit)	(170)
Depreciation and amortization	611

EBITDA	$672

Pro forma twelve months ended June 30, 2007
(Unaudited)
EBITDA	$672
Restructuring charges	91
Merger-related costs	8
Non-cash stock compensation	36
Gain on sale of land	(11)
Asset impairment charges	4
Bank fees	8
Management fees	7
Loss on foreign currency transactions	6
Minority interest in subsidiary earnings	3

Adjusted EBITDA	$824

Operational Improvement Program

The unaudited pro forma financial condensed consolidated financial data set forth above does not include the impact of the Company’s anticipated post-closing operational improvement program. This program, which was developed by the Company’s management and the Sponsors, consists of annual operating improvements of approximately $200 million at full implementation by 2010 from initiatives that have been identified. Cost savings are expected to come from operational efficiencies and private company savings and fall into categories that include, but are not limited to, information technology infrastructure, supply chain, procurement, workforce optimization and real estate.

Management regularly reviews its cost structure and business operations to identify areas for improvement. Certain elements of this program expand, refine and/or accelerate certain operational improvements independently identified by management on a preliminary basis. We expect that these improvements will be implemented after the closing of the Merger and these improvements do not necessarily reflect cost reductions that would be achievable should the Merger fail to close and the Company remains a public company. In addition, the Company will incur certain costs to achieve the cost savings. There can be no assurance that all or any of cost savings related to this program will be achieved within the anticipated timeframe or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: September 26, 2007	By:	/s/ Caroline Dorsa
Name: Caroline Dorsa
Title: Senior Vice President and Chief Financial Officer